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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Amendment No. 2 to Registration Statement on Form S-2 of Appliance Recycling Centers of America, Inc. of our report dated February 18, 2005, except for Note 3 as to which the date is March 15, 2005, relating to the consolidated financial statements of Appliance Recycling Centers of America, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

McGladrey & Pullen, LLP

Minneapolis, Minnesota
April 14, 2005

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  Exhibit 23.1